                                                           Grant Thornton [LOGO]

Accountants and
Management Consultants
Grant Thornton LLP
The US Member Firm of
Grant Thornton International


Consent of Independent Accountants
----------------------------------

We have issued our report dated February 8, 1999 accompanying the consolidated financial statements and schedules included in the Annual Report of Federal Realty Investment Trust on Form 10K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Federal Realty Investment Trust on Form S-8 to be filed on or about June 27, 2001.

                                                              Grant Thornton LLP

Vienna, VA
June 27, 2001